UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 28, 2016

RSP PERMIAN, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36264	90-1022997
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3141 Hood Street, Suite 500

Dallas, Texas 75219

(Address of Principal Executive Offices )

(Zip Code)

(214) 252-2700

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

Consummation of SHEP I Transaction

On November 28, 2016, RSP Permian, Inc., a Delaware corporation (the “Company”), completed the previously announced acquisition of Silver Hill Energy Partners, LLC, a Delaware limited liability company (“SHEP I”), from Silver Hill Energy Partners Holdings, LLC, a Delaware limited liability company (“SHEP I Seller”). Pursuant to the terms of that certain Membership Interest Purchase and Sale Agreement, dated as of October 13, 2016 (the “SHEP I Purchase Agreement”), by and among the Company, SHEP I Seller, SHEP I and RSP Permian, L.L.C., a Delaware limited liability company (“Buyer”), the Company caused Buyer, its wholly-owned subsidiary, to acquire the membership interests in SHEP I from SHEP I Seller for aggregate consideration of approximately $1.2 billion, consisting of (1) $604 million in cash, net of certain adjustments, including reductions to reflect the retirement of debt of SHEP I and (2) the issuance (the “SHEP I Issuance”), subject to adjustment, of 14,980,362 shares of the Company’s common stock, par value $0.01 per share (“Company Common Stock”). Following the consummation of the transactions contemplated by the SHEP I Purchase Agreement (collectively, the “SHEP I Transaction”), SHEP I became an indirect, wholly owned subsidiary of the Company.

The material terms of the SHEP I Purchase Agreement were reported under the heading “SHEP Purchase Agreements” in Item 1.01 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on
October 13, 2016 and are incorporated herein by reference. The description of the SHEP I Purchase Agreement is a summary only and is qualified in its entirety by reference to the SHEP I Purchase Agreement, a copy of which was filed with the SEC as Exhibit 10.1 to the Company’s Current Report on Form 8-K on October 13, 2016 and is incorporated herein by reference.

In connection with the consummation of the SHEP I Transaction, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with SHEP I Seller and a stockholder’s agreement with Kayne Anderson Capital Advisors, LP (the “Stockholder’s Agreement”), the material terms of each of which were previously reported under the headings “Registration Rights Agreement” and “Stockholder’s Agreement,” respectively, in Item 1.01 of the Current Report on Form 8-K filed with the SEC on October 13, 2016 and are incorporated herein by reference. The descriptions of each of the Registration Rights Agreement and the Stockholder’s Agreement are summaries only and are qualified in their entirety by reference to the Registration Rights Agreement and the Stockholder’s Agreement, respectively, copies of which were filed with the SEC as Exhibits 4.2 and 4.1, respectively, to the Company’s Current Report on Form 8-K on October 13, 2016 and are incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth under Item 2.01 regarding the SHEP I Issuance is incorporated by reference into this Item 3.02. The SHEP I Issuance did not involve a public offering and was exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) pursuant to Section 4(2) of the Securities Act.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth under Item 2.01 regarding the Registration Rights Agreement and the Stockholder’s Agreement is incorporated by reference into this Item 3.03.

Item 7.01	Regulation FD Disclosure.

On November 28, 2016, the Company issued a news release announcing the consummation of the SHEP I Transaction. A copy of the news release is attached hereto as Exhibit 99.1.

Item 8.01	Other Events

The SHEP II Transaction

As previously announced, simultaneous with the Company’s entry into the SHEP I Purchase Agreement, the Company also entered into that certain Membership Interest Purchase and Sale Agreement, dated as of October 13, 2016 (the “SHEP II Purchase Agreement”), by and among the Company, Silver Hill Energy Partners II, LLC, a Delaware limited liability company (“SHEP II Seller”), Silver Hill E&P II, LLC, a Delaware limited liability company (“SHEP II”) and Buyer. Pursuant to the terms of the SHEP II Purchase Agreement, the Company will convene a special meeting of the Company stockholders at which the Company stockholders will be asked to vote to approve the issuance of Company Common Stock to SHEP II Seller as partial consideration for the acquisition of SHEP II (such approval, the “Company Stockholder Approval”). The transactions contemplated by the SHEP II Purchase Agreement (collectively, the “SHEP II Transaction,” and together with the SHEP I Transaction, the “SHEP Transactions”) are expected to close in the first quarter of 2017.

The material terms of the SHEP II Purchase Agreement were reported under the heading “SHEP Purchase Agreements” in Item 1.01 of the Company’s Current Report on Form 8-K filed with the SEC on October 13, 2016 and are incorporated herein by reference. The description of the SHEP II Purchase Agreement is a summary only and is qualified in its entirety by reference to the SHEP II Purchase Agreement, a copy of which was filed with the SEC as Exhibit 10.2 to the Company’s Current Report on Form 8-K on October 13, 2016 and is incorporated herein by reference.

Additional Information about the SHEP II Transaction

This communication does not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities or a solicitation of any vote or approval.

In connection with the SHEP II Transaction, the Company intends to file with the SEC a preliminary proxy statement. The Company also plans to file other relevant documents with the SEC regarding the SHEP II Transaction. Any definitive proxy statement for the Company (if and when available) will be mailed to Company stockholders.

INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT(S) AND OTHER DOCUMENTS THAT MAY BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE SHEP II TRANSACTION.

Investors and security holders will be able to obtain free copies of these documents (if and when available) and other documents containing important information about the Company, once such documents are filed with the SEC, through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by the Company will be available free of charge on the Company’s internet website at http://www.rsppermian.com or by contacting the Company’s Investor Relations Department by email at IR@rspermian.com or by phone at 214-252-2790.

Participants in the Solicitation

The Company and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the SHEP II Transaction. Information about the directors and executive officers of the Company is set forth in the Company’s proxy statement for its 2016 annual meeting of stockholders, which was filed with the SEC on April 29, 2016. This document can be obtained free of charge from the sources indicated above.

Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when such materials become available. Investors should read the proxy statement carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from the Company using the sources indicated above.

Cautionary Statement Regarding Forward-Looking Information

Certain statements in this Current Report on Form 8-K, including, without limitation, statements containing the words “believe,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “will,” “may,” “should,” “would,” “could” or other similar expressions, and statements regarding the Company’s business strategy and plans, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on the Company’s current expectations and beliefs concerning future developments and their potential effect on the Company. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting the Company will be those that management anticipates. The Company’s forward-looking statements involve significant risks and uncertainties (some of which are beyond the Company’s control) and assumptions that could cause actual results to differ materially from the Company’s historical experience and present expectations or projections. Important known factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, failure to obtain the Company Stockholder Approval; the timing to consummate the SHEP II Transaction; satisfaction of the conditions to closing of the SHEP II Transaction or that the closing of the SHEP II Transaction otherwise does not occur; the diversion of management time on transaction-related issues; the ultimate timing, outcome and results of integrating SHEP I and SHEP II into the Company; the effects of the SHEP Transactions, including the Company’s future financial condition, results of operations, strategy and plans; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the SHEP Transactions; expected synergies and other benefits from the SHEP Transactions and the ability of the Company to realize such synergies and other benefits; the volatility of commodity prices, product supply and demand, competition, access to and cost of capital, uncertainties about estimates of reserves and resource potential and the ability to add proved reserves in the future, the assumptions underlying production forecasts, the quality of technical data, environmental and weather risks, including the possible impacts of climate change, the ability to obtain environmental and other permits and the timing thereof, government regulation or action, the costs and results of drilling and operations, the availability of equipment, services, resources and personnel required to complete the Company’s operating activities, access to and availability of transportation, processing and refining facilities, the financial strength of counterparties to the Company’s credit facility and derivative contracts and the purchasers of the Company’s production and service providers to the Company, and acts of war or terrorism. For additional information regarding known material factors that could cause the Company’s actual results to differ from the Company’s projected results, please see “Part I, Item 1A. Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 and our subsequent Quarterly Reports on Form 10-Q.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.

Item 9.01	Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	News Release, dated November 28, 2016, titled “RSP Permian, Inc. Completes Acquisition of Silver Hill Energy Partners, LLC”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RSP Permian, Inc.

By:	/s/ James E. Mutrie
James E. Mutrie
Vice President, General Counsel and Corporate Secretary

Date: November 28, 2016

RSP Permian, Inc.

Exhibit Index

Exhibit No.	Description

99.1	News Release, dated November 28, 2016, titled “RSP Permian, Inc. Completes Acquisition of Silver Hill Energy Partners, LLC”